UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2016

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) was held on July 11, 2016.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on June 8, 2016.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with Horizon Bancorp

The stockholders approved and adopted the Agreement and Plan of Merger between Horizon Bancorp and LaPorte Bancorp, Inc., dated as of March 10, 2016, pursuant to which the Company will merge with and into Horizon Bancorp, as well as the merger, as follows:

For	4,243,208
Against	81,124
Abstain	8,021
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	3,689,788
Against	525,058
Abstain	117,507
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, as follows:

For	4,202,015
Against	113,671
Abstain	16,667
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: July 12, 2016	By:	/s/ Michele M. Thomson
Michele M. Thompson
President and Chief Financial Officer